UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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VERAMARK TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VERAMARK TECHNOLOGIES, INC.

1565 Jefferson Road, Suite 120

Rochester, New York 14623

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 16, 2012

TO THE SHAREHOLDERS OF

VERAMARK TECHNOLOGIES, INC.:

Notice is hereby given that the annual meeting of shareholders of Veramark Technologies, Inc. (the “Company”) will be held at the Company’s offices at 1565 Jefferson Road, Suite 120, Rochester, New York, on May 16, 2012, beginning at 9:00 a.m. local time, for the following purposes:

1)	To elect six directors, each to serve a term of one year;

2)	To ratify the appointment of independent auditors for the year ending December 31, 2012;

3)	To consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 19, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are invited to attend the meeting in person. However, if you are unable to attend the meeting, it is nevertheless important that you be represented. A proxy is enclosed for that purpose.

Your attention is directed to the proxy statement submitted with this notice.

By Order of the Board of Directors

Robert F. Mechur
Secretary

Dated: April 5, 2012

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. Accordingly, please register your vote as soon as possible. You may vote by mail, telephone or Internet. Further instructions are contained on the enclosed proxy ballot card.

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VERAMARK TECHNOLOGIES, INC.

1565 Jefferson Road, Suite 120

ROCHESTER, NEW YORK 14623

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 16, 2012

This proxy statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Veramark Technologies, Inc. (the “Company”) in connection with the annual meeting of shareholders of the Company to be held on May 16, 2012 at 9:00 a.m., local time, at the Company’s office at 1565 Jefferson Road, Suite 120, Rochester, New York (the “Meeting”). A copy of the Company’s annual report to shareholders for the fiscal year ended December 31, 2011 is available at www.veramark.com/Company/InvestorRelations/.

A copy of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) is available without charge upon written request to the Company’s Secretary at the Company’s corporate offices, or from the SEC’s website at www.sec.gov.

Additional copies of this proxy statement, the annual report to shareholders, notice of meeting, form of proxy, and directions to be able to attend the meeting and vote in person, may be obtained from the Company’s Secretary, 1565 Jefferson Road, Suite 120, Rochester, New York 14623.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on May 16, 2012

As permitted by the Securities and Exchange Commission (the “SEC”) rules, we are furnishing proxy materials to shareholders via the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to our shareholders on or about April 5, 2012. We will continue to mail a printed copy of this Proxy Statement and the accompanying form of proxy card to certain of our shareholders, and we expect that mailing will also begin on or about April 5, 2012. We first made available the proxy solicitation materials at http://www.veramark.com/Company/InvestorRelations/ on or around April 5, 2012 to all of our shareholders entitled to vote at the Annual Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods:

via Internet at http://www.amstock.com/proxyservices/requestmaterials.asp;

by telephone at 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers);

or by sending an e-mail to info@amstock.com.

Our 2011 Annual Report was made available at the same time and by the same methods.

This proxy statement, form of proxy, and the annual report to shareholders are available at

www.veramark.com/Company/InvestorRelations/

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Meeting is being solicited by the directors of the Company. Shareholders of record may vote by mail, telephone, or via the Internet. The toll-free telephone number and Internet web site are listed on the enclosed proxy. If you vote by telephone or via the Internet you do not need to return your proxy card. If you choose to vote by mail, please mark, date and sign the proxy card, and then return it in the enclosed envelope (no postage is necessary if mailed within the United States). Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a Shareholder attending the Meeting, withdrawing the proxy and voting in person.

The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and regular employees of the Company (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile. It is anticipated that banks, brokerage houses and other institutions, custodians, nominees, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, the Company will reimburse such holders for their charges and expenses.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The close of business on March 19, 2012 has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the Meeting. On that date there were outstanding and entitled to vote 10,616,771 shares of common stock, par value $.10 per share, of the Company’s common stock (the “Common Stock”) each of which is entitled to one vote on each matter at the Meeting.

Pursuant to the Company’s bylaws, a plurality of the votes cast at the Meeting will be required to elect directors, and a majority of the votes cast at the Meeting will be required to ratify the appointment of the independent auditors for 2012.

The presence, in person or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Holders of shares of Common Stock represented by a properly signed, dated and returned proxy will be treated as present at the Meeting for purposes of determining a quorum. Proxies relating to “street name” shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast at the Meeting as to any proposal as to which the brokers do not have voting instructions and discretion. These missing votes are known as “broker non-votes.”

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 19, 2012, with respect to the persons or groups (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), believed by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, by each named executive officer, director, nominee for director and by all directors and certain executive officers as a group.

Name and Address	Amount and Nature of Shares of Common Stock Beneficially Owned		Percent of Class (1)
Summit Capital Management, LLC 600 University St., Suite 2304 Seattle, Washington 98101	1,545,090	(2)	14.6%
Peter H. Kamin One Avery St., 17B Boston, MA 02111	861,514	(3)	8.1%
David G. Mazzella 6001 Pelican Bay Blvd #402 Naples, FL 34108	790,500	(4)	7.1%
Albert J. Montevecchio 20 Fairfield Drive Fairport, New York 14450	589,856	(5)	5.6%
Ronald J. Casciano	10,000	(6)	*
Seth J. Collins	102,500	(7)	*
Charles A. Constantino	82,500	(8)	*
Steve M. Dubnik	12,500	(9)	*
John E. Gould	95,500	(10)	*
Anthony C. Mazzullo	326,122	(11)	3.0%
Ronald C. Lundy	111,283	(12)	1.0%
Joshua B. Bouk	132,600	(13)	1.2%
Thomas W. McAlees	152,670	(14)	1.4%
All Directors and Executive Officers as a Group (9 Individuals)	1,025,675	(15)	9.3%

*Indicates less than 1.0%

(1)	Based on the number of shares of Common Stock outstanding as of March 19, 2011, which was 10,616,771 shares of Common Stock, plus the number of shares of Common Stock subject to outstanding options, warrants and convertible stock, held by the person with respect to whom the percentage is reported on such date. The shares of Common Stock underlying such options, warrants, convertible stock and similar rights, are deemed outstanding for purposes of computing the percentage of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage of any other person.

(2)	Based upon a Statement on Schedule 13F filed with the SEC on February 15, 2012.

(3)	Based on Schedule 13G filed with the SEC by Mr. Kamin on February 9, 2012.

(4)	Includes 500,000 shares of Common Stock Mr. Mazzella has the right to acquire pursuant to options issued under the Company’s 1998 Long Term Incentive Plan.

(5)	Includes 196,856 shares of Common Stock owned by Montevecchio Associates, a limited partnership of which Albert J. Montevecchio is a general partner.

(6)	Includes 10,000 shares of Common Stock Mr. Casciano has the right to acquire pursuant to options issued under the Company’s 1998 Long Term Incentive Plan.

(7)	Includes 12,500 shares of Common Stock Mr. Collins has the right to acquire pursuant to options issued under the Company’s 1998 Long Term Incentive Plan.

(8)	Includes 77,500 shares of Common Stock Mr. Constantino has the right to acquire pursuant to options issued under the Company’s 1998 Long Term Incentive Plan.

(9)	Includes 12,500 shares of Common Stock Mr. Dubnik has the right to acquire pursuant to options issued under the Company’s 1998 Long Term Incentive Plan.

(10)	Includes 87,500 shares of Common Stock Mr. Gould has the right to acquire pursuant to options issued under the Company’s 1998 Long Term Incentive Plan.

(11)	Includes 138,667 shares of restricted Common Stock issued to Mr. Mazzullo and 112,000 shares of Common Stock Mr. Mazzullo has the right to acquire pursuant to options issued, under the Company’s 1998 Long Term Incentive Plan.

(12)	Includes 9,000 shares of restricted Common Stock issued to Mr. Lundy and 49,000 shares of Common Stock Mr. Lundy has the right to acquire pursuant to options issued, under the Company’s 1998 Long Term Incentive Plan.

(13)	Includes 75,000 shares of restricted Common Stock issued to Mr. Bouk and 50,000 shares of Common Stock Mr. Bouk has the right to acquire pursuant to options issued, under the Company’s 1998 Long Term Incentive Plan.

(14)	Includes 75,000 shares of restricted Common Stock issued to Mr. McAlees and 50,000 shares of Common Stock Mr. McAlees has the right to acquire pursuant to options issued, under the Company’s 1998 Long Term Incentive Plan.

(15)	Includes 461,000 shares of Common Stock the directors and named executives have the right to acquire pursuant to options issued under the Company’s 1998 Long Term Incentive Plan, and 297,667 shares of restricted Common Stock issued to named executives.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Nominees

At the Meeting, six directors, comprising the entire membership of the Board of Directors, are to be elected. Each elected director will serve until the Company’s next annual meeting of shareholders and until a successor is elected and qualified. Nominees Seth J. Collins, Charles A. Constantino, John E. Gould, Steve M. Dubnik, and Anthony C. Mazzullo, were elected as directors at the Company’s 2011 annual meeting of shareholders. Nominee Ronald J. Casciano was elected as a director by a special vote of the Board on November 2, 2011.

The Board of Directors recommends a vote FOR the six nominees listed below. Except where authority to do so has been withheld, the shares of Common Stock represented by the enclosed Proxy will be voted FOR the election as director of the five nominees named below.

All nominees are willing to serve on the Board of Directors, if elected. However, if any nominee becomes unwilling or unavailable to stand for reelection or to serve for any reason or if a vacancy on the Board of Directors occurs before the election, the holders of the proxy may vote for such other person in accordance with their judgment. The Company’s Board of Directors has determined that all of the nominees, with the exception of Mr. Mazzullo, are independent as defined by the SEC.

Name and Age of Nominee	Principal Occupation For Past Five Years	Qualifications That Led the Board to Conclude This Person Should Serve as a Director
Ronald J. Casciano 58	VP, CFO, and Treasurer of PAR Technology Corporation

Mr. Casciano is currently Vice President, Chief Financial Officer, and Treasurer of PAR Technology Corporation, (NYSE: PTC) where he has been employed since 1983. He previously held the position of Corporate Controller of PAR.

Mr. Casciano’s experience includes financial management, corporate finance, mergers and acquisitions, establishing financial controls in accordance with the Sarbanes-Oxley Act of 2002, and financial reporting.

His experience qualifies him as an audit committee financial expert, as that term is defined by the SEC, and as such, he will serve as a member of the Company’s Audit Committee and as Chair of that committee.

Mr. Casciano has a B.S. in Accounting from LeMoyne College, and is a certified public accountant, licensed in the State of New York.

Name and Age of Nominee	Principal Occupation For Past Five Years	Qualifications That Led the Board to Conclude This Person Should Serve as a Director
Seth J. Collins 45	President of Stone Mountain Capital, since 2005. President and a board member of Manchester Technologies, 1998 – 2005. Mr. Collins has been a Director of Veramark since 2008.

For over 20 years, Mr. Collins has been involved with technology companies, including various aspects of corporate management, mergers and acquisitions, sales channel development, consulting, and business strategy.

Mr. Collins is a cofounder of Stone Mountain Capital, a capital fund that invests in technology companies and manages real estate holdings.

His seven years as President of Manchester Technologies provided him with significant leadership exposure in the technology field. Manchester Technologies specialized in display technology and custom networking.

Mr. Collins holds a BS in Finance and Computer Science from Rensselaer Polytechnic Institute (RPI).

Charles A. Constantino 72

Retired in 2011, from positions of Director and Executive Vice President of PAR Technology Corporation (NYSE:PTC), where he held various leadership positions since 1973.

Mr. Constantino has been a Director of Veramark since 2002.

Mr. Constantino has extensive experience in the technology and software fields. His prior position as Executive Vice President of PAR Technology Corporation has provided him with full vertical exposure to the technology industry, including design of software, manufacturing, marketing, and servicing in the business to business market. While at PAR Technology Corporation, Mr. Constantino has also gained significant experience in the government sector at both the state and federal level, including the Department of Defense.

Mr. Constantino is also a Director and past Chairman of the Board of Trustees of St. John Fisher College, and a Director of Adirondack Bank.

Mr. Constantino holds a BS in Math from St. John Fisher College, and a Master’s Degree in Computer Science from the University of Rochester.

Name and Age of Nominee	Principal Occupation For Past Five Years	Qualifications That Led the Board to Conclude This Person Should Serve as a Director
John E. Gould 67

Executive Vice President and General Counsel of CH Energy Group, Inc. (NYSE: CHG), since October 2009.

Partner in the law firm Thompson Hine, LLP, 2002 – 2009.

Mr. Gould has been a Director of Veramark since 1997.

As Executive Vice President and General Counsel of CH Energy Group, Inc, a publicly held corporation, Mr. Gould has significant first-hand experience with the continuously changing regulatory issues that face a publicly held company, and considerable knowledge of corporate governance matters and compliance with regulatory matters.

Mr. Gould was a Partner in Gould & Wilkie LLP, a general practice law firm located in New York City. In 2002, Gould & Wilkie LLP combined with Thompson Hine LLP, a larger general practice law firm with headquarters in Cleveland, Ohio. Mr. Gould resigned as a partner of Thompson Hine effective September, 2009.

Mr. Gould is also Chairman of the American Geographical Society and a Director of the Gerber Life Insurance Company.

Mr. Gould holds a BS degree in Psychology from Fordham College, and a JD degree from Harvard Law School.

Anthony C. Mazzullo 54

President and Chief Executive Officer of Veramark Technologies, Inc., since January 2008.

Senior Vice President of ePlus Systems, Inc., 2004 – 2007.

President - Software and Consulting Operations of Manchester Technologies, 2001 – 2004.

Mr. Mazzullo has been a Director of Veramark since 2008.

As President and CEO of the Company, Mr. Mazzullo’s membership on the Board of Directors assists in establishing transparent communication between the board and management of the Company.

Mr. Mazzullo has widespread experience in the software and consulting industry.

From 2004 – 2007, Mr. Mazzullo was Senior Vice President of ePlus Systems, Inc., a wholly owned subsidiary of ePlus, Inc., a publicly held software and professional services company.

Prior to joining ePlus Systems, Inc., Mr. Mazzullo founded and served as President and Chief Executive Officer of eTrack Solutions, a professional services company that assisted organizations in streamlining their operations and optimally applying software applications to their businesses. eTrack Solutions was sold to Manchester Technologies in 2001. Mr. Mazzullo served as Manchester Technologies’ President of Software and Consulting Operations until 2004.

Mr. Mazzullo is currently serves on the board of directors of the Volunteers of America of Western New York.

Mr. Mazzullo holds a BS in Electrical Engineering from Cornell University, and an MBA in Finance from the Simon School of Business at the University of Rochester.

Name and Age of Nominee	Principal Occupation For Past Five Years	Qualifications That Led the Board to Conclude This Person Should Serve as a Director
Steve M. Dubnik 49

Chairman, Cincinnati Communications, LLC since 2010, Chairman and CEO, Nysys Wireless, LLC since 2010, and Chairman, OnCell Systems, Inc since 2006.

Co-Chief Executive Officer of Ariston Global LLC, 2006-2010

Chairman, Chief Executive Officer, and President of Choice One Communications, 1998 – 2005.

Mr. Dubnik has been a Director of Veramark since 2010.

Mr. Dubnik currently holds executive positions with three different companies that he has helped fund and continues to oversee. Previously, Mr. Dubnik co-founded Ariston Global LLC in 2006 for the purpose of acquiring, developing, and managing companies that provide software products and services to communication service providers in the global marketplace. Ariston Global LLC has completed five acquisitions since 2006, and now provides services to over 100 companies worldwide, giving Mr. Dubnik extensive experience in the area of mergers and acquisitions

Mr. Dubnik founded Choice One Communications in 1998. Under his leadership, Choice One, through a combination of internal growth and acquisitions, grew into a $350 million enterprise providing integrated voice and data services to over 100,000 small and medium-sized businesses.

Prior to 1998, Mr. Dubnik held various executive positions in several telecom industry companies, including ACC Corp, RCI Long Distance, and Rochester Telephone Corporation.

Mr. Dubnik also serves on the boards of The Strong and Nazareth College.

Mr. Dubnik holds a BA in Mechanical Engineering from the Massachusetts Institute of Technology, and an MBA from the Simon School of Business at the University of Rochester.

Other Directorships and Trusteeships

Mr. Constantino serves as a member of the Board of Directors of PAR Technology Corporation (NYSE:PTC). None of the other Directors and nominees to the Company’s Board of Directors serves on the Board of Directors or the Board of Trustees of any other publicly held company.

Committees and Meeting Data

During 2011, the full Board of Directors held thirteen meetings. The Company’s Board of Directors has established a process whereby shareholders may send communications to the board. That process is set forth in the Policy for Shareholder Communications with Board Members, a copy of which is attached as Exhibit A.

The Audit Committee of the board currently consists of Messrs. Casciano, Constantino, Dubnik, and Gould, all of whom are independent as defined under SEC rules. The Audit Committee, which met eight times during the year, appoints and oversees the work of the Company’s independent auditors, overseeing the establishment and maintenance by the Corporation of reliable accounting policies, financial reporting and disclosure, and performing such other duties as are set forth in its Charter, a copy of which is available at http://www.veramark.com/Company/InvestorRelations/. Mr. Casciano’s formal education and experience qualify him as an Audit Committee Financial Expert, as that term is defined by SEC rules.

The Compensation Committee of the board currently consists of Messrs. Collins , Constantino, and Dubnik, all of whom are independent as defined by SEC rules. The Compensation Committee, which met five times during the year, reviews and sets compensation for the Chief Executive Officer (“CEO”), all other executive officers of the Company and members of the Company’s Board of Directors, establishes compensation, incentive and benefit plans for the CEO and all other executive officers and directors of the Company and approves payments under such incentive plans. The Charter of the Compensation Committee is available at http://www.veramark.com/Company/InvestorRelations/. The Compensation Committee has broad authority to review management’s performance, assess market competition and set guidelines for compensation of our directors and executive officers. The Committee does not delegate its authority regarding compensation, but does periodically seek input from our chief executive officer. The Committee does periodically seek the advice of outside consultants regarding executive compensation.

The Governance and Nominating Committee consists of all members of the board who are independent as defined by SEC rules. Currently, those individuals are Messrs. Casciano, Collins, Constantino, Dubnik, and Gould. The Nominating Committee identifies the slate of director nominees for election to the Company’s board, recommends candidates to fill vacancies occurring between annual shareholder meetings, and otherwise establishes and oversees the process for nominations for election to the Company’s Board, in accordance with applicable laws, rules, and its charter. The Nominating Committee officially met three times separately from regular Board meetings. In addition, when circumstances necessitated, matters pertaining to nominees and vacancies were reviewed and discussed as part of scheduled Board meetings. The Charter of the Nominating Committee is available at http://www.veramark.com/Company/InvestorRelations/.

The Governance and Nominating Committee will consider candidates recommended by shareholders and determine the procedures to be followed by shareholders in submitting such recommendations. The Nominating Committee continually seeks to identify qualified candidates for nomination to the Company’s board; however, it has not established any formal procedure in that regard. All candidates identified as potential nominees for election to the board, whether identified by a shareholder or otherwise, are evaluated in the same manner. Although neither the board nor the Nominating Committee has established any minimum qualifications for director nominees, any potential nominee must have sufficient experience, knowledge, ability and time to fulfill the obligations of a member of the Company’s board. The current practice has resulted in a broad range of experience and qualifications among the members of the Company’s Board of Directors.

Each of the Audit, Compensation, and Governance and Nominating Committees operate under a written charter approved by the Board. The charter is reviewed regularly by the respective committees which may recommend appropriate changes for approval by the Board. Copies of the charters for the Audit, Compensation, and Governance and Nominating Committees are posted on the Company’s website and a printed copy of these documents may be obtained without charge by written request. Requests can be made via the internet or by mail. The respective website and address for making such requests for printed copies of these and other available documents may be found under the heading “Available Information” on page 22 of this Proxy Statement.

The Company encourages all directors to attend annual meetings, but has not established any formal policy with respect to such attendance. All members of the Company’s board attended last year’s annual meeting.

During 2011, all directors nominated for reelection attended no less than 75% of the total number of meetings of the Board of Directors and any board committee on which he served, with the exception of Mr. Collins, who did not meet this threshold in regards to the Nominating committee.

The Board’s Leadership Structure

The leadership responsibilities of the Board are shared among the Chairs of the Board’s three standing Committees, and our Chairman of the Board. The current Board is comprised of five independent Directors and a single management Director. The single management Director is Anthony C. Mazzullo, who serves as President, Chief Executive Officer, and Chairman of the Board.

Our governance processes and the decisions of our Board are managed and controlled by our independent Directors. All members of the three standing Committees of the Board are independent Directors, and all members sit on at least one committee. Mr. Mazzullo may be invited to attend Committee meetings, but he does not have a vote on any Committee matter.

Our Board holds executive session meetings of our independent Directors. These sessions allow our independent Directors, to privately, discuss the effectiveness of management, as well as other issues and concerns challenging the Corporation and the Board.

Our Board believes this governance structure is well suited to our Company. Our classification as a smaller reporting company, and our focused target market, favors having a governance structure that is nimble and overlapping, thus encouraging the transfer of information, rather than a complex governance structure that can be overbearing, particularly for a company that is attempting to move beyond its current target market.

We believe the Company benefits from combining the position of Chief Executive Officer and Chairman of the Board. As the only member of the Company’s management on the Board, it provides the Chief Executive Officer with a status and visibility that we believe enhances his ability to communicate the concerns, opinions, and recommendations of management to the various Board members.

The Board’s Role in the Oversight of Risk

The Board recognizes that the Company is subject to various strategic, operational, and financial risks that can affect the Company’s performance, including its ability to provide value to its shareholders. While the Audit Committee is primarily responsible for overseeing the policies of the Company, with respect to risk assessment, the Board as a whole takes a role in assessing the strategic and operational risks of the Company.

The Board reviews strategic and operational plans in great length, not only during the budget process, but during the course of the year, as they review corporate performance each quarter. Those reviews include not only an assessment of the potential opportunities afforded the Company, but also include discussion of the potential risks and hazards the Company may face.

Audit Committee Report.

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and policies, internal controls, the selection and oversight of the Company’s independent accountants, and overseeing that the Company has established and maintained processes for assuring that the Company has complied with applicable laws, regulations, policies, and established processes, relating to the Company’s accounting and reporting practices and relating to the quality and integrity of the Company’s financial reports. The Audit Committee is currently composed of four directors, Messrs. Casciano, Constantino, Dubnik, and Gould, each of whom is independent as defined for purposes of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available at http://www.veramark.com/Company/InvestorRelations/.

Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent auditors are responsible for auditing those financial statements. The Committee’s responsibility is to monitor and review these processes. It does not have the duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Committee are not employees of the Company and may not be, nor may they represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company’s financial statements. The Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with GAAP and applicable laws and regulations. Furthermore, its considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

In this context, the Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2011. The Audit Committee also met with representatives of the Company’s auditors to discuss and review the results of the independent auditors’ examination of the financial statements for the year ended December 31, 2011 and the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications With The Audit Committee,” as amended. In addition, the Audit Committee reviewed with management and representatives of the Company’s auditors, each Quarterly Report on Report 10-Q prior to its filing with the SEC.

The Audit Committee has also received from the Company’s auditors the written disclosures required pursuant to the Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees) addressing all relationships between the auditors and the Company that might bear on the auditors’ independence and has discussed the same with representatives of the Company’s auditors.

Based upon the Audit Committee’s discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

The Audit Committee

Ronald J. Casciano, Chair Charles A. Constantino Steve M. Dubnik John E. Gould

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon reports filed by the Company with the SEC, and copies of filed reports received by the Company, the Company believes all reports of ownership and changes in ownership of the Common Stock required to be filed with the SEC during 2011 by the Company’s directors, officers and more than 10 percent shareholders, were filed in compliance with Section 16(a) of the Exchange Act, except that: reports covering a total of thirteen transactions for open market purchases totaling 35,070 shares, were filed late by Mr. Collins; one report for the grant of 50,000 stock options to Mr. Bouk was filed late; and one report for the grant of 50,000 stock options to Mr. McAlees was filed late.

Executive Officers

The following is a list of the Company’s executive officers:

Name	Age	Principal Occupation For Past Five Years
Anthony C. Mazzullo	54	President and Chief Executive Officer of Veramark Technologies, Inc. since January 1, 2008. Senior Vice President of ePlus Systems Inc. from 2004 - 2007.
Ronald C. Lundy	60	Senior Vice President of Finance and Chief Financial Officer of Veramark Technologies, Inc. since 2007. Treasurer from 1993 - 2006.
Joshua B. Bouk	38	Senior Vice President of Strategic Services of Veramark Technologies, Inc. since February 2010. Vice President of Customer Services of Veramark Technologies, Inc. from March 2008 – January 2010. Chief Operating Officer of Connected Energy Corporation from June 2007 to March 2008. VP of Marketing for Pervasive Solutions from November 2006 to June 2007. VP of eLearning Services for Netsmartz, LLC from February 2006 to November 2006. Managing Director of ePlus Consulting, a division of ePlus Systems, Inc. from June 2004 – February 2006.
Thomas W. McAlees	44	Senior Vice President of Engineering and Operations of Veramark Technologies, Inc. since February 2010. Vice President of Engineering and Operations of Veramark Technologies, Inc. since March 2008. Vice President of Engineering and Consulting of ePlus Systems, Inc. from June 2004 – March 2008.

There are no family relationships between any of the directors or executive officers of the Company.

The Company has adopted a Code of Business Conduct and Ethics for all principal executive officers, directors, and employees of the Company, a copy of which is available at http://www.veramark.com/Company/InvestorRelations/.

Retirement Benefits

The named executives listed below are participants in the Company’s Supplemental Executive Retirement Plan (SERP). The amount of the retirement benefit varies depending upon length of service, retirement age and average salary.

The following table indicates the projected retirement benefit for each of the Named Executives who are eligible under the Company’s retirement plan.

Mr. Lundy’s projected benefit was frozen in October 2008, as disclosed on Form 8-K filed with the SEC on October 17, 2008. Any future increases in Mr. Lundy’s salary, or additional years of service, will not increase the value of Mr. Lundy’s future payouts.

Name	Current Age	Plan Name	Number of Years Credited Service at December 31, 2011	Present Value of Accumulated Benefits	Payments During Last Fiscal Year	Annual Benefit at Retirement Age
Ronald C. Lundy	60	1991 SERP	28	$447,059	0	$43,680

Summary Compensation Table

The following table summarizes, for the fiscal years ended December 31, 2011 and 2010, the compensation paid or accrued to the Company’s Chief Executive Officer, Principal Financial Officer, and three other named executive officers, (as defined by Rule 3b-7), whose cash compensation exceeded $100,000 during 2011 (the “Named Executive Officers”).

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Excess Deferred Compensation Earnings	All Other Annual Compensation ($)		Total $
Anthony C. Mazzullo	2011		274,519	30,000	0	61,000	n/a	1,380	(1)	366,899
President, Chief Executive Officer, and Chairman of the Board	2010		249,995	89,500	(37,866)	0	n/a	11,850	(1)	313,479
Ronald C. Lundy	2011		144,809	6,000	0	11,400	0	7,403	(2)	169,612
Senior Vice President of Finance, and Chief Financial Officer	2010		140,005	13,000	0	0	0	9,151		162,156
Joshua B. Bouk	2011		157,212	13,000	0	34,500	n/a	286	(3)	204,998
Senior Vice President, Strategic Services	2010		142,311	25,500	0	0	n/a	1,755		169,566
Thomas W. McAlees	2011		157,212	13,000	0	34,500	n/a	318	(4)	205,030
Senior Vice President, Engineering and Operations	2010		142,311	15,500	0	0	n/a	1,785		159,596
Daren E. Moore	2011	*	184,088	0	0	0	n/a	545		184,633
Former Senior Vice President, TEM Services	2010	*	100,654	32,750	0	0	n/a	297		133,701

*	Mr. Moore became an employee of Veramark upon the acquisition of certain assets of Source Loop, LLC, in June 2010.

Thus his 2010 salary does not reflect a full year. Mr. Moore terminated his employment with Veramark in December 2011.

(1)	On January 1, 2011, Mr. Mazzullo was awarded 100,000 stock options, subject to certain performance criteria.

FYE 2010, Mr. Mazzullo forfeited 53,333 shares of restricted stock for failure to meet certain vesting requirements.

(2)	On March 2, 2011, Mr. Lundy was awarded 15,000 stock options, subject to certain performance criteria.
(3)	On April 12, 2011, Mr. Bouk was awarded 50,000 stock options, subject to certain performance criteria.
(4)	On April 12, 2011, Mr. McAlees was awarded 50,000 stock options, subject to certain performance criteria.

Employment Agreements

The Company has an employment agreement with Anthony C. Mazzullo to serve as President and Chief Executive Officer of the Company. The term of that employment agreement ends on December 31, 2012. After December 31, 2012, the agreement will automatically renew for successive one-year periods unless written notice is provided by either party, at least 90 days prior to the expiration of the initial or any renewal term. The agreement provides for a minimum gross salary of $275,000 per year and an annual bonus to be determined each year by the Board of Directors in its sole discretion. It also provides Mr. Mazzullo with 100,000 options to purchase shares of the Company’s common stock, which will vest 50% at the end of each year of the initial term of the contract, upon meeting certain performance criteria. The agreement also requires the Board to nominate Mr. Mazzullo as a director each year during the term of the agreement.

The Company has an employment agreement with Joshua B. Bouk to serve as Senior Vice President of the Company. The term of that employment agreement ended on March 3, 2011. The agreement automatically renewed on March 3, 2011, and the agreement will continue to automatically renew for successive one-year periods on each March 3, unless written notice is provided by either party, at least 30 days prior to the expiration of the initial or any renewal term. The agreement provides for a minimum gross salary of $130,000 per year. The agreement also provides that Mr. Bouk shall be a participant in the management performance bonus each year. Finally, the agreement granted Mr. Bouk 60,000 shares of restricted stock, which will vest ratably upon meeting certain performance criteria.

On April 1, 2011, Mr. Bouk’s employment agreement was amended. The amendment extended the term of the agreement for an additional year through March 31, 2012; increased Mr. Bouk’s salary to $157,500; and granted him 50,000 shares of the Company’s $0.10 par value common stock, vesting ratably over a two-year period subject to meeting certain performance criteria.

The Company has an employment agreement with Thomas W. McAlees to serve as Vice President of the Company. The term of that employment agreement ended on March 3, 2011. The agreement automatically renewed on March 3, 2011, and the agreement will continue to automatically renew for successive one-year periods on each March 3, unless written notice is provided by either party, at least 30 days prior to the expiration of the initial or any renewal term. The agreement provides for a minimum gross salary of $130,000 per year. The agreement also provides that Mr. McAlees shall be a participant in the management performance bonus each year. Finally, the agreement granted Mr. McAlees 60,000 shares of restricted stock, which will vest ratably upon meeting certain performance criteria.

On April 1, 2011, Mr. McAlees’ employment agreement was amended. The amendment extends the term of the agreement for an additional year through March 31, 2012; increased Mr. McAlees’ salary to $157,500; and granted him 50,000 shares of the Company’s $0.10 par value common stock, vesting ratably over a two-year period subject to meeting certain performance criteria.

Equity Compensation Plan Information

At December 31, 2011, the Company had the following securities authorized for issuance under equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a) (c)
Equity compensation plans approved by security holders	1,422,423	$0.68	1,159,876
Equity compensation plans not approved by security holders	0	0	0

Total	1,422,423	$0.68	1,159,876

Stock Options

The Company has a stock option plan under which employees may be granted non-qualified stock options to purchase the Company’s Common Stock. All full-time employees of the Company are eligible to receive stock options. The Compensation Committee of the Board of Directors administers the plan and makes all determinations with respect to eligibility, option price, term and exercisability, and the term of any option may not exceed ten years.

Outstanding Equity Awards at Fiscal Year End

Stock Options
	Number of Unexercised Options at Fiscal Year End
Name	Earned and Exercisable (#)	Earned and Unexercisable (#)	Unearned and Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Mazzullo, Anthony C.	12,000	0	0	0.50	04/09/2019
	0	45,000	55,000	0.63	01/28/2021

	12,000	45,000	55,000
Lundy, Ronald C.	25,000	0	0	0.48	05/15/2013
	9,000	0	0	0.78	05/22/2017
	0	3,750	11,250	0.78	03/02/2021

	34,000	3,750	11,250
Bouk, Joshua B.	0	25,000	25,000	0.80	04/12/2021

	0	25,000	25,000
McAlees, Thomas W.	0	25,000	25,000	0.80	04/12/2021

	0	25,000	25,000

Stock
	Outstanding Stock Awards at Fiscal Year End
	Unvested but Earned		Unvested and Unearned		Vested but Unearned
Name	(#)	($)	(#)	($)	(#)	($)
Mazzullo, Anthony C.	0	0	0	0	0	0

	0	0	0	0	0	0
Lundy, Ronald C. (1)	0	0	750	488	0	0

	0	0	750	488	0	0
Bouk, Joshua B. (2)	0	0	1,250	813	0	0

	0	0	1,250	813	0	0
McAlees, Thomas W. (2)	0	0	1,250	813	0	0

	0	0	1,250	813	0	0

(1)	750 shares will vest at the remaining grant date anniversary of 04/09/12
(2)	1,250 shares will vest at the remaining grant date anniversary of 04/09/12

Director Compensation

Name	Fees Earned or Paid (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	Other Annual Compensation ($)	Total ($)
Current Directors
Ronald J. Casciano	6,200	0	4,800	0	0	0	11,000
Seth J. Collins	26,800	0	1,475	0	0	0	28,275
Charles A. Constantino	28,000	0	1,475	0	0	0	29,475
John E.Gould	27,600	0	1,475	0	0	0	29,075
Steve M. Dubnik	27,800	0	1,475	0	0	0	29,275
Former Directors who Served in 2011
Christopher T. Dunstan	8,356	0	0	0	0	0	8,356

(1)

	Fees Earned or Paid For:
	Annual Retainer ($)	Actual Participation in Board and Committee Meetings ($)	Total ($)	Number of Option Awards Outstanding at Fiscal Year End
Current Directors
Ronald J. Casciano	5,000	1,200	6,200	10,000
Seth J. Collins	20,000	6,800	26,800	12,500
Charles A. Constantino	20,000	8,000	28,000	77,500
John E.Gould	20,000	7,600	27,600	87,500
Steve M. Dubnik	20,000	7,800	27,800	12,500
Former Directors who Served in 2011
Christopher T. Dunstan	6,556	1,800	8,356	0

Effective 2005, in lieu of an annual grant of 10,000 stock options, each outside director received an annual retainer of $10,000, payable quarterly, in addition to fees for each meeting attended. Outside directors receive $1,000 for each regular board meeting attended and $200 for each committee meeting attended. In 2006, the one-time grant of 30,000 stock options to new directors was reduced to 10,000 stock options. Since 2008, a non-officer chairperson receives and additional retainer of $10,000 payable quarterly. Effective January 1, 2011, the annual retainer for outside directors has been increased to $20,000, payable quarterly, in addition to fees for each meeting attended. Further, each outside director will receive 2,500 stock options upon each anniversary date of his or her election to the board.

In 2005, the Board of Directors adopted a Directors’ Deferred Compensation Plan, pursuant to which a director may elect to defer any portion of the annual retainer and meeting fees. Deferred amounts, until paid pursuant to the plan, will earn interest quarterly at the same rate as the Company earns on its invested cash during the same period.

PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed EFP Rotenberg LLP as independent auditors for the fiscal year ending December 31, 2012. EFP Rotenberg LLP, as successor by merger to Rotenberg & Co., LLP, effective October 1, 2009, acted as the independent auditors for the fiscal years ending December 31, 2004 through December 31, 2011. Representatives of EFP Rotenberg LLP are expected to be present at the Meeting. They will be available to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

Although the appointment of independent auditors is not required to be submitted to a vote by shareholders, the Audit Committee believes as a matter of policy that it is appropriate that the shareholders ratify the Board’s appointment. If the shareholders should not ratify the appointment of EFP Rotenberg LLP, the Audit Committee will consider other certified public accountants for appointment.

Audit Fees. During fiscal years 2011 and 2010, the aggregate fees billed to the Company by its independent auditors were $77,600 and $75,500, respectively, for the annual audit of the financial statements and review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit Related Fees. During fiscal years 2011 and 2010, the aggregate fees billed to the Company by its independent auditors were $5,400 and $5,300, respectively, for the annual audit of the Veramark Technologies, Inc. 401K Plan and the preparation of its annual report on Form 5500, and an additional $13,700 in 2010, for fees related to the acquisition of Source Loop, LLC.

Tax Fees. The aggregate fees billed to the Company by its independent auditors for professional services rendered to the Company during fiscal years 2011 and 2010, other than the audit services referred to above, were $8,100 and $8,000, respectively, all of which was for tax preparation and tax consulting fees.

The Audit Committee of the Board of Directors has considered whether provision of the non-audit related services described above is compatible with maintaining the independent accountants’ independence and has determined that those services have not adversely affected EFP Rotenberg LLP’s independence.

It is the Audit Committee’s policy, as reflected in its Charter, to pre-approve all audit and non-audit services performed by the Company’s independent auditors. Following a presentation by management to the Audit Committee describing the types of services to be performed in connection with, and the projected budget for, a particular engagement, the Audit Committee informs management whether it approves the engagement and the budget.

PROPOSAL NO. 3 — OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Meeting other than those described above. If any other matters properly come before the Meeting, it is intended that the persons named in the enclosed proxy will vote the shares of Common Stock represented by signed proxies in accordance with their best judgment.

AVAILABLE INFORMATION

The Company’s Annual Report on Form 10-K as well as the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, can be found on our website at http://www.veramark.com/Company/InvestorRelations/. Veramark’s Board of Directors committee charters (including the charters of the Audit Committee, Compensation Committee, and Governance and Nominating Committee) and code of ethics entitled “Code of Business Conduct and Ethics” are also available at that same location on our website. Stockholders can receive free printed copies of these documents by directing a written or oral request to: Veramark Technologies, Inc., Attention: Investor Relations; 1565 Jefferson Road, Suite 120, Rochester, NY 14623; 585-381-6000; http://www.veramark.com/ContactUs/.

SHAREHOLDER PROPOSALS

Under SEC rules, any shareholder wishing to present a proposal at the Company’s 2013 Annual Meeting of Shareholders must submit the proposal to the Company’s Secretary at its office at 1565 Jefferson Road, Suite 120, Rochester, New York 14623, no later than December 14, 2012, in order for the proposal to be considered for inclusion, if appropriate, in the proxy and proxy statement relating to the 2013 Annual Meeting of Shareholders.

By Order of the Board of Directors

Robert F. Mechur

Secretary

Pittsford, New York

April 5, 2012

EXHIBIT A

POLICY FOR SHAREHOLDER COMMUNICATIONS WITH BOARD MEMBERS

It is the policy of the Board of Directors of Veramark Technologies, Inc. (the “Company”) that shareholders of the Company who wish to communicate with the Company’s Board may do so by writing to Board of Directors, Veramark Technologies, Inc., Attention: Secretary, 1565 Jefferson Road, Suite 120, Rochester, New York 14623.

Such communications will be distributed by the Secretary to each member of the Board, no later than the next regularly scheduled Board meeting. Communications directed to a specific member of the Board, or to any specific committee of the Board, will be promptly forwarded only to that particular director or to the Chairman of that particular Committee.

All such communications (i) should relate only to bona fide business issues of the Company, and not any other purpose, (ii) may be disclosed or used by the Company at its discretion, unless the communication clearly states on its face that it is confidential, (iii) may receive a response as the recipient deems appropriate, and (iv) may be anonymous.

The material terms of this policy shall be made available to the Company’s shareholders, in a manner the Board deems appropriate, but at least as may be required by law or regulation.

The Board shall regularly review this policy and make such changes as it deems necessary or appropriate.

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ANNUAL MEETING OF SHAREHOLDERS OF VERAMARK TECHNOLOGIES, INC. May 16, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.veramark.com/Company/InvestorRelations/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20633000000000000000 3 051612 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. Ratification of the appointment of EFP Rotenberg LLP, as NOMINEES: auditors for the year ending December 31, 2012. FOR ALL NOMINEES O Ronald J. Casciano 3. At their discretion, the Proxies are authorized to vote upon O Seth J. Collins such other matters as may properly come before the meeting. O Charles A. Constantino The undersigned hereby revokes all proxies related to the FOR WITHHOLD ALL NOMINEES AUTHORITY Annual Meeting. O Steve M. Dubnik O John E. Gould (See FOR ALL instructions EXCEPT below) O Anthony C. Mazzullo The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, and will be voted at the discretion of the Proxies named herein with respect to any matters referred to in Proposal 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of VERAMARK TECHNOLOGIES, INC. To Be Held On: May 16, 2012 at 9:00 AM local time at 1565 Jefferson Rd, Suite 120, Rochester, NY COMPANY NUMBER JOHN SMITH 1234 MAIN STREET ACCOUNT NUMBER APT. 203 NEW YORK, NY 10038 CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 04/25/12. Please visit http://www.veramark.com/Company/InvestorRelations/, where the following materials are available for view: Notice of Annual Meeting of Shareholders Proxy Statement Form of Electronic Proxy Card Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. 1. Election of Directors: 2. Ratification of the appointment of EFP Rotenberg LLP, as auditors for the year ending December 31, 2012. NOMINEES: 3. At their discretion, the Proxies are authorized to vote upon such other matters Ronald J. Casciano as may properly come before the meeting. The undersigned hereby revokes Seth J. Collins all proxies related to the Annual Meeting. Charles A. Constantino Steve M. Dubnik John E. Gould Anthony C. Mazzullo Nominee 13 Please note that you cannot use this notice to vote by mail.

VERAMARK TECHNOLOGIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 16, 2012 The undersigned hereby appoints Anthony C. Mazzullo and Charles A. Constantino, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Veramark Technologies, Inc., that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held 9:00 AM local time (eastern) on May 16, 2012, at the Corporate headquarters located at 1565 Jefferson Rd, Suite 120, Rochester, NY, and any adjournment. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(s). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL. (Continued and to be signed on the reverse side)